UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amendment to Securities Purchase Agreement

As previously disclosed, on September 2, 2025, Pineapple Financial Inc. (the “Company”) entered into a securities purchase agreement, as amended on September 4, 2025, November 3, 2025, and November 7, 2025 (the “Securities Purchase Agreement”), with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering subscription receipts (the “Subscription Receipts”) of the Company at an offering price of $3.80 per Subscription Receipt, with respect to certain purchasers, and $4.16 per Subscription Receipt with respect to certain purchasers. The Subscription Receipts are governed by the terms of that certain subscription receipt agreement, dated September 4, 2025 (the “Subscription Receipt Agreement”).

On December 3, 2025, the Company and the Purchasers of at least 50.1% in interest of the Subscription Receipts, entered into a fourth amendment to the Securities Purchase Agreement (the “Fourth SPA Amendment”). Pursuant to the Fourth SPA Amendment, the parties agreed to amend the Securities Purchase Agreement in order to (i) amend and restate the Escrow Deadline (as defined therein) in the Securities Purchase Agreement to one hundred twenty (120) days from the Closing Date, subject to further extension as set forth in the Fourth SPA Amendment, (ii) provide that the Company shall, immediately prior to the Escrow Release Date (as defined in the Subscription Receipt Agreement), appoint to the Board of Directors of the Company, one additional individual nominated by the Injective Foundation, and (iii) provide that the Company shall, no later than the Escrow Release Date (as defined in the Subscription Receipt Agreement), form the Special Advisory Committee of the Board of Directors of the Company consisting of three directors, including the individual appointed to the Board of Directors nominated by the Injective Foundation (the “Committee”). The Committee shall oversee the Company’s digital asset treasury strategy and the implementation of the Company’s treasury reserve policy in connection therewith. The Committee shall be authorized to engage such independent advisors (including, without limitation, legal, financial and compliance advisors) as the Committee deems necessary to carry out its responsibilities, including the engagement of up to three individuals identified by the Injective Foundation as strategic advisors to the Committee.

Fifth Amendment to Securities Purchase Agreement

On December 5, 2025, the Company and the Purchasers of at least 50.1% in interest of the Subscription Receipts, entered into a fifth amendment to the Securities Purchase Agreement (the “Fifth SPA Amendment”). Pursuant to the Fifth SPA Amendment, the parties agreed that (i) the Company shall prepare, and shall file with the Securities and Exchange Commission (the “Commission”) no later than December 15, 2025, the Registration Statement (as defined in the Securities Purchase Agreement), and (ii) cause the Registration Statement to be declared effective by the Commission as soon as possible and not later than the Escrow Deadline (as defined in the Purchase Agreement, as amended from time to time).

Second Amendment to the Registration Rights Agreement

As previously disclosed, on September 2, 2025, the Company entered into a Registration Rights Agreement, as amended on November 7, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of all Registrable Securities (as defined in the Registration Rights Agreement).

On December 5, 2025, the Company and the holders of a majority of the then outstanding Registrable Securities, entered into a second amendment to the Registration Rights Agreement (the “Second RRA Amendment”). Pursuant to the Second RRA Amendment, the parties agreed that (i) the Company shall prepare, and shall file with the Commission no later than December 15, 2025, the Registration Statement (as defined in the Securities Purchase Agreement), and (ii) cause the Registration Statement to be declared effective by the Commission as soon as possible and not later than the Escrow Deadline (as defined in the Purchase Agreement, as amended from time to time).

The foregoing summaries of the Fourth SPA Amendment, the Fifth SPA Amendment, and Second RRA Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, which are attached hereto as Exhibits 10.1, Exhibit 10.2, and Exhibit 10.3 to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
10.1	Fourth Amendment to Securities Purchase Agreement, dated as of December 3, 2025
10.2	Fifth Amendment to Securities Purchase Agreement, dated as of December 5, 2025
10.3	Second Amendment to Registration Rights Agreement, dated as of December 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2025

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer